Exhibit 99.1

Contacts: John Farr Chief Financial Officer 800.287.4383 investor.relations@pervasive.com

PERVASIVE SOFTWARE REPORTS FIRST QUARTER RESULTS

AUSTIN, TEXAS – October 19, 2004—Pervasive Software® Inc. (Nasdaq:PVSW), a global value leader in data infrastructure software, today announced results for the first quarter ended September 30, 2004, consistent with preliminary results announced October 1, 2004.

Revenue, as reported under generally accepted accounting principles (GAAP), was $11.8 million for the first quarter of fiscal year 2005, compared to $9.4 million for the first quarter of last fiscal year. Net income was $0.8 million, or $0.03 diluted earnings per share, for the first quarter, compared to net income of $1.4 million, or $0.08 diluted earnings per share, for the first quarter of last fiscal year. On a pro forma basis, as described below, Pervasive realized pro forma net income of $1.1 million, or $0.05 diluted earnings per share, in the first quarter of fiscal year 2005, compared to net income of $1.4 million, or $0.08 diluted earnings per share, in the first quarter of last fiscal year. Our first quarter results are consistent with the range of preliminary guidance provided for the quarter in our press release dated October 1, 2004.

“Although our first quarter results were disappointing, Pervasive continues to make progress in a software market defined by decidedly disciplined spending,” said David Sikora, president and CEO, Pervasive Software. “While we had obviously expected to be able to drive greater growth in our integration product line to offset the pressures on our more mature database business, our message around low cost, high value data infrastructure serving the mid-market continues to resonate with our customers and we strongly believe that being the low cost, high value leader is a value proposition that will prevail. We continue to deliver on the strategic roadmap we put forth over two years ago, building a company positioned to capture opportunities in the small to midsize business data infrastructure software market.”

As a reflection of its continued confidence in the company’s future, Pervasive acquired 209,600 shares of Pervasive common stock on the open market at a total cost of approximately $1.25 million, during the quarter ended September 30, 2004. This was the first acquisition of shares of Pervasive common stock under our $5.0 million stock repurchase program announced in July, 2003.

Business Outlook

For the second fiscal quarter ending December 31, 2004, Pervasive expects revenue to be in the range of $11.3 million to $12.3 million and GAAP-basis diluted earnings per share of $0.02 to $0.04. GAAP-basis profitability is expected to include amortization of purchased intangibles of approximately $0.3 million in the second quarter of fiscal year 2005.

Pervasive management believes that the pro forma results described in this release are useful for an understanding of Pervasive’s ongoing operations because GAAP results include non-cash charges associated with the amortization of purchased intangibles. Management uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results.

Conference Call Details

Pervasive will host a conference call to discuss these results with the investment community today at 5 P.M. Eastern time. The conference call will be broadcast live through a link on the Investor Relations page on the Pervasive Web site at www.pervasive.com. Please go to the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software. The dial-in numbers for the call are 800-894-5910 or 785-424-1052. The conference ID is “PVSW.”

For those who cannot attend the live broadcast, a replay will be available by calling 888-274-8335 or 402-220-2327 from two hours after the call ends until midnight (Eastern) on October 26, 2004. Additionally, the Webcast will be archived on Pervasive’s website at www.pervasive.com/ircalendar.

About Pervasive Software

Pervasive Software is a global value leader in data infrastructure software. The company’s award-winning products enable customers to manage, integrate, analyze and secure their critical data, providing the industry’s best combination of performance, reliability and cost. Pervasive’s strength is evidenced by the size and diversity of its customer base, serving tens of thousands of customers in virtually every industry market around the world. With headquarters in Austin, Texas, Pervasive was founded in 1994 and sells its products into more than 150 countries. More information may be found on the Web at http://www.pervasive.com.

Cautionary Statement

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to Pervasive as of the date hereof, and Pervasive assumes no obligation to update any such forward-looking statement.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Statements of Operations (GAAP) (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30
	2004	2003 (B)
Revenues:
Product licenses	$8,983	$8,276
Services and other	2,801	1,115

Total revenue	11,784	9,391

Costs and expenses:
Cost of product licenses	512	212
Cost of services and other	1,392	1,044
Sales and marketing	5,398	3,354
Research and development	2,641	2,058
General and administrative	1,091	1,194

Total costs and expenses	11,034	7,862

Operating income	750	1,529

Interest and other income, net	84	92
Income tax provision	(46)	(175)

Net income	$788	$1,446

Diluted earnings per share:	$0.03	$0.08

Shares used in computing diluted earnings per share	23,622	18,983

(A)	See pro forma results of operations and related reconciliation to GAAP results for the three months ended September 30, 2004, on a subsequent page of this release.

(B)	On December 4, 2003, we acquired Data Junction Corporation. During the first quarter of last fiscal year, the quarter ended September 30, 2003, Data Junction separately reported a total of $3.5 million in revenue. These unaudited prior year results of Data Junction are not included in this column and are included here for supplemental informational purposes only.

Pervasive Software Inc.

Pro Forma Condensed Consolidated Statements of Operations (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30, 2004
	Total Consolidated GAAP	Pro Forma Adjustments (B)	Pro Forma Adjusted
Revenues:
Product licenses	$8,983	$—	$8,983
Services and other	2,801	—	2,801

Total revenue	11,784	—	11,784

Costs and expenses:
Cost of product licenses	512	(317)	195
Cost of services and other	1,392	—	1,392
Sales and marketing	5,398	—	5,398
Research and development	2,641	—	2,641
General and administrative	1,091	—	1,091

Total costs and expenses	11,034	(317)	10,717

Operating income	750	317	1,067

Interest and other income, net	84	—	84
Income tax provision	(46)	—	(46)

Net income	$788	$317	$1,105

Diluted earnings per share:	$0.03		$0.05

Shares used in computing diluted earnings per share	23,622		23,622

(A)	See Unaudited Condensed Consolidated Statements of Operations on a prior page of this release. Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(B)	Pro forma adjustments consist of $0.3 million of purchased intangibles amortization related to the Data Junction acquisition.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2004	June 30, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$33,133	$34,619
Trade accounts receivable, net	7,930	9,348
Prepaid expenses and other current assets	1,619	1,545

Total current assets	42,682	45,512

Property and equipment, net	2,505	2,530

Purchased technology, net	6,271	6,616
Goodwill	38,990	38,955
Other assets	407	255

Total assets	$90,855	$93,868

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,706	$9,593
Deferred revenue	4,868	5,190

Total current liabilities	11,574	14,783

Stockholders’ equity	79,281	79,085

Total liabilities and stockholders’ equity	$90,855	$93,868